Registration No. 33-62159


As filed with the Securities and Exchange Commission on July 31, 1998
===============================================================================


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549
                                ------------------

                          POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                -------------------

                           WISCONSIN ENERGY CORPORATION
               (Exact name of registrant as specified in its charter)


             WISCONSIN                                         39-1391525
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)

      231 West Michigan Street
           P.O. Box 2949
         Milwaukee, Wisconsin                                    53201
(Address of principal executive offices)                       (Zip Code)


                                 ------------------
                         WISCONSIN ELECTRIC POWER COMPANY
                         REPRESENTED EMPLOYEE SAVINGS PLAN
                              (Full title of the plan)
                                 ------------------

                                     C. H. BAKER
                         Treasurer and Chief Financial Officer
                             Wisconsin Energy Corporation
                               231 West Michigan Street
                                    P.O. Box 2949
                             Milwaukee, Wisconsin 53201
                        (Name and address of agent for service)

                                    (414) 221-2345
              (Telephone number, including area code, of agent for service)

                                     Copy to:
                               BRUCE C. DAVIDSON, ESQ.
                                  Quarles & Brady
                               411 East Wisconsin Avenue
                               Milwaukee, Wisconsin 53202
                                    (414) 277-5000

Merger of Plans

During 1997, the Wisconsin Electric Power Company Management Employee Savings Plan (the "MESP") and the Wisconsin Electric Power Company Represented Employee Savings Plan (the "RESP") were merged by transferring the assets of the MESP to the RESP and renaming the RESP, as the continuing plan, the Wisconsin Electric Power Company Employee Retirement Savings Plan.

                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned,thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 30, 1998.

                                 WISCONSIN ENERGY CORPORATION
                                 (Registrant)


                                 By:  /s/ R. A. Abdoo
                                      --------------------
                                 R. A. Abdoo, Chairman of the Board,
                                 President and Chief Executive Officer

                        -----------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of July, 1998.


/s/ R. A. Abdoo                Chairman of the Board, President and Chief
--------------------           Executive Officer (Principal Executive Officer)
(R. A. Abdoo)                  and Director

/s/ C. H. Baker                Treasurer and Chief Financial Officer
--------------------           (Principal Financial Officer)
(C. H. Baker)

/s/ A. K. Klisurich            Controller (Principal Accounting Officer)
--------------------
(A. K. Klisurich)

/s/ J. F. Ahearne *            Director
--------------------
(J. F. Ahearne)

/s/ J. F. Bergstrom *          Director
--------------------
(J. F. Bergstrom)

/s/ R. A. Cornog *             Director
--------------------
(R. A. Cornog)

/s/ R. R. Grigg, Jr. *         Director
--------------------
(R. R. Grigg, Jr.)

/s/ G. B. Johnson *            Director
--------------------
(G. B. Johnson)

                               Director
--------------------
(J. N. MacDonough)

/s/ F. P. Stratton, Jr. *      Director
--------------------
(F. P. Stratton, Jr.)

---------------------

*By:  /s/ R. A. Abdoo
      -------------------
      R. A. Abdoo,
      Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 30, 1998.


                                      WISCONSIN ELECTRIC POWER COMPANY
                                      EMPLOYEE RETIREMENT SAVINGS PLAN*


                                      By:  /s/  C. H. Baker
                                           ------------------
                                           C. H. Baker,
                                           Plan Administrator

----------------

*Successor to the Wisconsin Electric Power Company Management Employee Savings Plan and the Wisconsin Electric Power Company Represented Employee Savings Plan